UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2013 (Date of earliest event reported)
Digirad Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50789 (Commission File Number)	33-0145723 (IRS Employer Identification Number)

13950 Stowe Drive, Poway, CA (Address of principal executive offices)		92064 (Zip Code)
(858) 726-1600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 13, 2013, Digirad Corporation (the "Company") issued a press release announcing that the Company's Board of Directors (the "Board") adopted certain corporate governance changes. A copy of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K.

The Board adopted following corporate governance changes:

1. The Board enacted a policy of seeking stockholder approval (determined based on the affirmative vote of a majority of shares present and entitled to vote on the matter) prior to entering into any acquisition (whether by merger, stock purchase, asset purchase or any other type of business combination) of another business in which the aggregate consideration to be paid by the Corporation equals or exceeds $5 million.

2. The Company's Stock Repurchase Program was amended to allow for an aggregate of $12 million of Common Stock to be repurchased pursuant to the Repurchase Program.

3. The Board adopted a policy (the "CEO Ownership Policy") requiring the Chief Executive Officer ("CEO") to own an amount of the common stock equal in value to at least three times the CEO's base salary for so long as he or she is serving as CEO. The CEO Ownership Policy shall further provide that until the CEO has achieved the level of stock ownership required by the CEO Ownership Policy, the CEO shall be required to retain an amount of Common Stock equal to 50% of the net shares received as a result of the exercise, vesting or payment of any equity awards granted to the CEO by the Company. "Net shares" are those shares that remain after shares are sold or withheld to pay any applicable exercise price for the award and satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Because the CEO must retain a percentage of net shares acquired from any Company equity awards until he or she satisfies the CEO Ownership Policy, there shall be no minimum time period required to achieve the guideline level of ownership required by the CEO Ownership Policy.

4. The Board adopted a policy to set an annual cap on the issuance of all equity awards to 3% of the total outstanding common stock at December 31st of the preceding year. Within the annual cap, the Board shall be permitted to determine at its discretion, the amount and mix of equity awards to be granted in any single year, in accordance with the terms and conditions set forth in the Company's existing equity compensation plans, provided, however, that the Board will treat the issuance of restricted stock units and restricted stock as counting a greater value than options (number of options granted + number of restricted stock units and restricted stock awarded * 2) / number of common shares outstanding at the end of the prior fiscal year.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Digirad Corporation dated March 13, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2013	DIGIRAD CORPORATION By: /s/ Jeffry R. Keyes Jeffry R. Keyes Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Digirad Corporation dated March 13, 2013